EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SpaceDev, Inc.
Poway, CA

We consent to the inclusion in this Post Effective Amendment No. 4 to Form SB-2 of SpaceDev, Inc. (333-131778) of our report dated March 28, 2007 relating to the consolidated financial statements of SpaceDev, Inc. for the years ended December 31, 2006 and 2005.

     / S / PKF
San Diego, California	PKF
November 14, 2007	Certified Public Accountants
      A Professional Corporation